UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________________________________
FORM 8-K
________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 5, 2026
________________________________________________
OneSpan Inc.
(Exact name of registrant as specified in charter)
________________________________________________

Delaware	000-24389	36-4169320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1 Marina Park Drive, Unit 1410
Boston, Massachusetts 02210
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (312) 766-4001
N/A
(Former name, former address and former fiscal year, if changed since last report)
________________________________________________
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	OSPN	NASDAQ
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As discussed in Item 5.07 below, on June 5, 2026, the stockholders of OneSpan Inc. (the “Company”) approved an amendment (the “Amendment”) to the Company’s Amended and Restated 2019 Omnibus Incentive Plan (the “2019 Plan”) to increase the number of shares of common stock available for issuance thereunder by 2,000,000 shares. A copy of the Amended and Restated 2019 Plan, as amended by the Amendment, is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 5.02 by reference.

ITEM 5.07 Submission of Matters to a Vote of Security Holders

On June 5, 2026, the Company held its 2026 annual meeting of stockholders (the “2026 Annual Meeting”).

At the close of business on April 8, 2026, the record date for the determination of stockholders entitled to vote at the 2026 Annual Meeting, there were 37,071,341 shares of Company common stock outstanding. At the 2026 Annual Meeting, 31,392,771 shares of Company common stock were present in person or by proxy. Set forth below is information regarding the votes cast for each proposal:

1.To elect seven directors to serve on the board of directors of the Company until the 2027 annual meeting of stockholders, until their successors are duly elected and qualified or until their earlier death, resignation or removal. Based on the votes set forth below, each of the seven director nominees was duly elected.

	Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
Marc Boroditsky	22,492,552	4,037,762	39,574	4,822,883
Garry Capers	25,481,426	1,008,352	80,100	4,822,883
Sarika Garg	25,904,565	627,654	37,669	4,822,883
Marianne Johnson	20,320,165	6,140,681	109,042	4,822,883
Michael McConnell	21,642,406	4,871,171	56,311	4,822,883
Alfred Nietzel	23,857,669	2,597,667	114,552	4,822,883
Marc Zenner	25,896,329	555,934	117,625	4,822,883

2.To approve, on an advisory (non-binding) basis, the Company’s named executive officer compensation. Based on the votes set forth below, the Company’s stockholders voted to approve this proposal.

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
23,806,502	2,629,264	134,122	4,822,883

3.To approve, on an advisory basis, the frequency of future advisory votes on our named executive officer compensation. Based on the votes set forth below, the Company’s stockholders voted in favor of holding future advisory votes on our named executive officer compensation every ONE year

Shares Voted For Every ONE Year	Shares Voted For Every TWO Year	Shares Voted For Every THREE Year	Abstentions	Broker Non-Votes
25,004,190	24,674	1,448,481	92,543	4,822,883

4.To approve an amendment of the Company’s 2019 Omnibus Incentive Plan to increase available shares thereunder by 2,000,000 shares. Based on the votes set forth below, the Company’s stockholders voted to approve this proposal.

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
22,943,147	3,579,775	46,966	4,822,883

5.To ratify, on an advisory (non-binding) basis, the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2026. Based on the votes set forth below, the Company’s stockholders voted to approve this proposal.

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
28,353,369	2,940,929	98,473	—
ITEM 9.01 Financial Statements and Exhibits
(d)Exhibits.

Exhibit Number	Description
10.1	Amended and Restated 2019 Omnibus Incentive Plan of the Company, as amended
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 05, 2026	OneSpan Inc.

/s/ Lara Mataac
Lara Mataac
General Counsel